Exhibit 10.7

AMENDMENT NO. 1

to

COKE PURCHASE AGREEMENT

By and Between

HAVERHILL NORTH COKE COMPANY

and

ISG CLEVELAND INC., ISG INDIANA HARBOR INC., AND

ISG SPARROWS POINT INC.

Dated: December 5, 2003

AMENDMENT NO. 1 TO COKE SUPPLY AGREEMENT

THIS agreement amends that certain COKE PURCHASE AGREEMENT, dated as of October 29, 2003 (the “Base Agreement”), by and between HAVERHILL NORTH COKE COMPANY, a Delaware corporation (hereinafter “Seller”), on the one hand, and ISG CLEVELAND INC., a Delaware corporation, ISG INDIANA HARBOR INC., a Delaware corporation, and ISG SPARROWS POINT INC., a Delaware corporation (collectively, the “Purchasers”), on the other.

PREAMBLE

WHEREAS, pursuant to the Base Agreement, Seller will construct and operate a coke plant (the “Coke Plant”) from which Seller will supply Purchasers with blast furnace coke;

WHEREAS, in connection with its supply of furnace coke to Purchasers, Seller will arrange for the transportation and delivery of coal and coke to and from Seller’s coke plant and related facilities, with the costs of such transportation and delivery provided for in the Base Agreement;

WHEREAS, in connection with transportation related to Seller’s obligations under the Base Agreement, Seller intends to enter into various transportation agreements with Norfolk Southern, the material terms of which have been reviewed and approved by Purchasers (“Transportation Agreements”);

WHEREAS, Seller and Purchasers desire to amend the Base Agreement in the manner set forth in this Agreement;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and intending to be legally bound hereby, Seller and Purchasers hereby agree as follows:

1. All capitalized terms herein shall have the meaning ascribed thereto in the Base Agreement.

2. Section 3.6 of the Base Agreement shall be deleted in its entirety and replaced with the following:

3.6 Transportation Costs. The Transportation Costs include the actual costs incurred by Seller to transport Coke to each respective Delivery Point, namely (i) costs and charges payable by Seller to Norfolk Southern or, as applicable, other railroad carriers, in accordance with the transportation agreements between them; (ii) demurrage charges actually incurred by Seller in connection with delays caused by any of the Purchasers in the placement or unloading of Coke at any Delivery Point; and (iii) the actual costs of freeze conditioning agents that are applied to Coke shipments during periods of cold weather at the express, Written request of any of the Purchasers. Notwithstanding the foregoing, and provided Purchasers are not in breach of the Base Agreement,

Seller agrees to hold Purchasers harmless with respect to the following charges; which shall not be deemed Transportation Costs.

(i) Deficit Charges payable by Seller to Norfolk Southern during any complete calendar year (if applicable) transpiring prior to the Full Production Date;

(ii) Deficit Charges payable by Seller to Norfolk Southern during the Requirements Term, where such charges result from Seller’s failure to meet a minimum volume commitment;

(iii) charges payable by Seller to Norfolk Southern as a result of failure to load trainload shipments to meet the loading percentages of capacity specified in the Transportation Agreement(s);

(iv) charges payable by Seller to Norfolk Southern as a result of rail cars exceeding the ruling gross weight on rail restriction;

(v) charges payable by Seller to Norfolk Southern for failure to meet minimum train size.

3. The definition of “Coal Costs” is deleted in its entirety and replaced with the following:

“Coal Costs” are costs, expenses and expenditures, including taxes, related to (i) sampling, testing, selecting, purchasing, storing, handling, transporting, and delivering the Coals to the coal unloading facility at the Coke Plant, and (ii) the Third Party Consultant. Coal Costs do not include (x) overhead or administrative costs of Seller or its Affiliates or (y) any of the following charges imposed under Seller’s coal transportation and handling agreements with Norfolk Southern:

(i) Deficit Charges payable by Seller to Norfolk Southern during any complete calendar year (if applicable) transpiring prior to the Full Production Date;

(ii) Deficit Charges payable by Seller to Norfolk Southern during the Requirements Term, where such charges result from Seller’s failure to meet a minimum volume commitment;

(iii) charges payable by Seller to Norfolk Southern as a result of failure to load trainload shipments to meet the loading percentages of capacity specified in the Transportation Agreement(s);

(iv) charges payable by Seller to Norfolk Southern as a result of for rail cars exceeding the ruling gross weight on rail restriction;

(v) charges payable by Seller to Norfolk Southern for failure to meet minimum train size.

4. It is the Parties’ understanding that the Transportation Agreements do not permit Norfolk Southern to increase the rates for services thereunder except as provided in the provisions entitled “Adjustment Clause” in each Transportation Agreement. Nonetheless, for the avoidance of doubt, the Parties agree that, to the extent Norfolk Southern attempts to increase any charges for transportation services as a result of Norfolk Southern’s cancellation or modification of the route(s) between the Origins and Destinations set forth in the Transportation Agreements for coal or coke, such increases shall be borne solely by Seller and shall not be passed on to ISG.

5. Except as expressly modified herein, all terms and conditions of the Base Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

HAVERHILL NORTH COKE COMPANY			ISG CLEVELAND INC.

By:	/s/ Dale N. Walker		By:	/s/ Gordon Spelich
	Name:	Dale N. Walker		Name:	Gordon Spelich
	Title:	Vice President		Title:	Vice President
	Date:	12/12/03		Date:	12/09/03

ISG INDIANA HARBOR INC.			ISG SPARROWS POINT INC.

By:	/s/ Gordon Spelich		By:	/s/ Gordon Spelich
	Name:	Gordon Spelich		Name:	Gordon Spelich
	Title:	Vice President		Title:	Vice President
	Date:	12/09/03		Date:	12/09/03

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